Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Operating Revenues:
Electric	$2,122	$1,679	$5,095	$4,589
Gas	132	136	779	826

Total operating revenues	2,254	1,815	5,874	5,415

Operating Expenses:
Fuel	394	306	973	867
Purchased power	376	256	915	708
Gas purchased for resale	51	57	467	523
Other operations and maintenance	444	422	1,306	1,294
Goodwill and other impairment losses	589	-	589	-
Depreciation and amortization	194	185	571	541
Taxes other than income taxes	117	104	335	311

Total operating expenses	2,165	1,330	5,156	4,244

Operating Income	89	485	718	1,171

Other Income and Expenses:
Miscellaneous income	24	16	70	49
Miscellaneous expense	10	3	19	14

Total other income	14	13	51	35

Interest Charges	130	134	377	376

Income (Loss) Before Income Taxes	(27)	364	392	830

Income Taxes	137	135	295	288

Net Income (Loss)	(164)	229	97	542

Less: Net Income Attributable to Noncontrolling Interests	3	2	10	9

Net Income (Loss) Attributable to Ameren Corporation	$(167)	$227	$87	$533

Earnings (Loss) per Common Share - Basic and Diluted	$(0.70)	$1.04	$0.37	$2.48

Average Common Shares Outstanding	239.3	218.2	238.4	214.9

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$608	$622
Accounts receivable - trade, net	496	424
Unbilled revenue	313	367
Miscellaneous accounts and notes receivable	395	318
Materials and supplies	746	782
Mark-to-market derivative assets	153	121
Current regulatory assets	313	110
Other current assets	96	98

Total current assets	3,120	2,842

Property and Plant, Net	17,655	17,610
Investments and Other Assets:
Nuclear decommissioning trust fund	315	293
Goodwill	411	831
Intangible assets	9	129
Regulatory assets	1,422	1,430
Other assets	699	655

Total investments and other assets	2,856	3,338

TOTAL ASSETS	$23,631	$23,790

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$354	$204
Short-term debt	125	20
Accounts and wages payable	414	694
Taxes accrued	153	54
Interest accrued	174	110
Customer deposits	99	101
Mark-to-market derivative liabilities	188	109
Current accumulated deferred income taxes, net	107	38
Other current liabilities	300	381

Total current liabilities	1,914	1,711

Credit Facility Borrowings	400	830
Long-term Debt, Net	6,859	7,113
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,941	2,554
Accumulated deferred investment tax credits	90	94
Regulatory liabilities	1,373	1,345
Asset retirement obligations	448	429
Pension and other postretirement benefits	1,076	1,165
Other deferred credits and liabilities	621	489

Total deferred credits and other liabilities	6,549	6,076

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,496	5,412
Retained earnings	2,266	2,455
Accumulated other comprehensive loss	(10)	(13)

Total Ameren Corporation stockholders’ equity	7,754	7,856
Noncontrolling Interests	155	204

Total equity	7,909	8,060

TOTAL LIABILITIES AND EQUITY	$23,631	$23,790

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30,
	2010	2009

Cash Flows From Operating Activities:
Net income	$97	$542
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and other impairment losses	589	-
Net mark-to-market gain on derivatives	(27)	(26)
Depreciation and amortization	588	557
Amortization of nuclear fuel	36	40
Amortization of debt issuance costs and premium/discounts	19	16
Deferred income taxes and investment tax credits, net	409	301
Other	(23)	5
Changes in assets and liabilities:
Receivables	(152)	174
Materials and supplies	39	(11)
Accounts and wages payable	(170)	(241)
Taxes accrued	99	81
Assets, other	(111)	(50)
Liabilities, other	90	124
Pension and other postretirement benefits	(12)	30
Counterparty collateral, net	(24)	44
Taum Sauk insurance recoveries, net of costs	57	110

Net cash provided by operating activities	1,504	1,696

Cash Flows From Investing Activities:
Capital expenditures	(746)	(1,295)
Nuclear fuel expenditures	(35)	(47)
Purchases of securities - nuclear decommissioning trust fund	(207)	(315)
Sales of securities - nuclear decommissioning trust fund	195	315
Purchases of emission allowances	-	(4)
Proceeds from sale of property interests	18	-
Other	(1)	1

Net cash used in investing activities	(776)	(1,345)

Cash Flows From Financing Activities:
Dividends on common stock	(276)	(247)
Capital issuance costs	(15)	(64)
Dividends paid to noncontrolling interest holders	(7)	(19)
Short-term and credit facility borrowings, net	(325)	(739)
Redemptions, repurchases, and maturities:
Long-term debt	(106)	(250)
Preferred stock	(52)	-
Issuances:
Common stock	60	617
Long-term debt	-	772
Generator advances for construction received (refunded), net	(21)	50

Net cash provided by (used in) financing activities	(742)	120

Net change in cash and cash equivalents	(14)	471
Cash and cash equivalents at beginning of year	622	92

Cash and cash equivalents at end of period	$608	$563